Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM HOLDING CORP. ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK BY SELLING STOCKHOLDERS

Houston, Texas, October 4, 2012 /BUSINESS WIRE/ — Mattress Firm Holding Corp. (NASDAQ: MFRM) (the “Company”) today announced the pricing of the public offering by certain of its stockholders (the “Selling Stockholders”) of 4,726,682 shares of the Company’s common stock. The shares of common stock will be sold at a public offering price of $29.85 per share.  The Selling Stockholders have also granted the underwriters a 30-day option to purchase up to an additional 709,002 shares of common stock on the same terms and conditions.  The offering is expected to close on October 10, 2012.

The offering consists entirely of secondary shares to be sold by the Selling Stockholders.  The Company is not selling any shares of common stock in the proposed offering.

Barclays Capital Inc., UBS Securities LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering.  William Blair & Company, L.L.C. is acting as a lead manager of the offering.  KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. are acting as co-managers of the offering.

The offering is being made pursuant to an effective registration statement.  Before you invest, you should read the prospectus in the registration statement (as amended) and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC’s web site at: www.sec.gov.  The offering may be made only by means of a prospectus, copies of which, when available, may be obtained from:

Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Email: Barclaysprospectus@broadridge.com Phone: 1 (888) 603-5847	UBS Investment Bank Attention: Prospectus Department 299 Park Avenue, 25th Floor New York, NY 10171 Phone: 1 (888) 827-7275	Citigroup Global Markets Inc. Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue Edgewood, NY 11717 Phone: 1 (800) 831-9146)

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mattress Firm Holding Corp.

Houston-based Mattress Firm is one of the nation’s leading mattress specialty retailers, offering a broad selection of both traditional and specialty mattresses from leading manufacturers, bedding accessories and related products.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words.  The forward-looking statements contained in this press release, such as those relating to the proposed offering and participation of the Selling Stockholders in the offering, are subject to various risks and uncertainties, including but not limited to downturns in the economy and a reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions (including our recent acquisition of Mattress Giant and the operations of Mattress X-Press) on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the SEC on April 20, 2012 (as amended on May 30, 2012) and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.